ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of October 9, 2000, between Rich Products Manufacturing Corporation, a Delaware corporation d/b/a Jon Donaire Desserts, with its principal office located at 1150 Niagara Street, Buffalo, New York ( "Buyer"), Rich Products Corporation, a Delaware corporation with its principal office located at 1150 Niagara Street, Buffalo, New York ( "RPC") and Starbake, Inc., a Delaware corporation, with its principal office located at 1919 Friendship Drive, El Cajon, California, ("Starbake"), a wholly owned subsidiary of Paramark Enterprises, Inc., a Delaware corporation with its principal office located at One Harmon Plaza, Secaucus, New Jersey 07094 ("Paramark"). Paramark and Starbake are hereinafter collectively referred to as "Seller"

                              W I T N E S S E T H :

         WHEREAS, Seller is engaged in the business of manufacturing and selling certain bakery goods and other food products, including cinnamon rolls, cinnachips, bundt cakes, brownies, sheet cakes, iced cakes, decorated cakes, torte cakes, rugulach and cobblers (collectively, the "Business");

         WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, certain assets of the Business, all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the representations and warranties made herein, and of the mutual benefits to be derived hereby, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                         SALE AND PURCHASE OF THE ASSETS

         1.1 Assets. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, Seller will sell, transfer, convey, assign and deliver to Buyer good and marketable title, free and clear of all liens, liabilities, encumbrances, security interests, claims, and other restrictions, and Buyer will purchase or acquire from Seller, all right, title and interest of Seller in and to (i) the assets listed in Schedule 1.1 hereto (the "Specified Assets") and (ii) the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired (other than the Excluded Assets, as such term is defined below) primarily relating to or used or held for use in connection with the Business as the same may exist on the Closing Date and all in their AS IS condition without any representation and warranty whatsoever except as may be

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specifically  set forth in this Agreement  (collectively,  the "Assets").  Buyer will agree to buy certain items of finished goods inventory, ingredients and packaging inventory as will be mutually agreed upon by Buyer and Seller (the "Inventory"). Buyer and Seller will agree on the Inventory to be purchased, and the price for same (the "Inventory Price"), no later than October 12, 2000.


         1.2 Excluded Assets. Seller will retain and not transfer to Buyer in connection with this Agreement (a) cash and cash equivalents, (b) accounts receivable, and (c) Seller's corporate records, minute books, stock books and tax returns, (except to the extent that such records are necessary for Buyer to operate the Business after the Closing, Buyer shall be entitled to make one copy of such necessary documentation in accordance with Section 4.1.3 hereto).

         1.3 Parties to Act as Collection Agents for Other Parties Accounts Receivable. To the extent that either party to this Agreement receives payment, after the Closing, on an account receivable that was actually due and owing to the other party, the receiving party shall hold such accounts receivable payment in trust for the other party and shall turn same over to the other party as soon as practicable after the receipt thereof.

         1.4 Allocation of Accounts Receivable Payments from Shared Customers. In furtherance of the intent of Section 1.4 hereinabove, if either party receives a payment on an accounts receivable after the Closing and such payment is (i) from a customer of the Business that purchased bakery products from the Business both before and after the Closing and (ii) the payment received is not designated as a payment on a specific invoice or invoices submitted by either Seller or Buyer, then each of such payments shall be applied by the receiving party thereof as follows:

                  (a) First to any amounts due and owing from said customer to the receiving party pursuant to invoices that are outstanding for more than thirty (30) days and that relate solely to the Business; and

                  (b) Thereafter, to amounts due and owing to the non-receiving party by the same customer on accounts receivable relating solely to the Business.

ARTICLE II

CLOSING

         2.1 Place and Date. The closing (the "Closing") of the sale and purchase of the Assets shall take place at 10:00 a.m. p.d.t. within seven (7) business days of Seller having obtained the consent of its shareholders to this transaction, as more specifically set forth below. If personal appearances are required, the Closing will occur at 1150 Niagara Street, Buffalo, New York, or, if such appearances are not required, such other time and place upon which the

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parties may mutually agree in writing.

         2.2 Purchase Price. On the terms and subject to the conditions set forth in this Agreement, Buyer agrees to pay or cause to be paid to Seller, an aggregate of One Million Nine Hundred United States Dollars (U.S. $1,900,000), payable by wire transfer to accounts designated by Seller as follows:

         a. $900,000.00 at the Closing;

         d. $125,000.00 on or before each of June 1st and December 1st of each of 2001, 2002, 2003 and 2004.

         2.2A Inventory Price. The Inventory Price, less $100,000, will be paid to Seller by Buyer no later October 13, 2000 by wire transfer to accounts designated by Seller. The balance of the Inventory Price, in the amount of $100,000 will be paid by Buyer to Seller at the Closing by wire transfer to accounts designated by Seller

         2.2B RPC Guarantee. Subject to Section 4.1.8 below, RPC hereby guarantees (the "RPC Guarantee"):

         a. All payments owing to Seller from Buyer under this Agreement and the License Agreement;

         b. All payments due and owing pursuant to the Consulting Agreements described hereinbelow in Section 4.3.6;

         c. The obligation of Buyer to proceed to Closing pursuant to this Agreement.

         The RPC Guarantee is unconditional, except as it may be limited by the potential offsets arising out of Section 4.1.8 of this Agreement, and Seller may seek performance under the RPC Guarantee simultaneously with seeking to enforce the obligation of Buyer subject to the RPC Guarantee

         2.3 Meaning of Closing. Closing, as used in this Agreement, shall mean, as the context requires, either (a) the date of Closing on this Agreement or (b) the date of entry into the License Agreement between Seller and Buyer as described in Section 4.3.7 below.

         2.4 Assumption of Liabilities. Buyer will assume the liabilities of Seller specifically set forth and identified on Schedule 2.4 and Schedule 2.4.1 hereto (collectively, the "Assumed Liabilities"). Except for the Assumed Liabilities, Buyer will not assume, be liable for, or become responsible for any liability of Seller of any nature, whether accrued, absolute, contingent or otherwise.
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         2.5 Equipment and Other Lease Security Deposits. Certain of the Assumed
Liabilities consist of Seller's liabilities under equipment leases, and/or car leases and or the lease for the premises in La Jolla, California, where the Business is maintained by Seller (collectively the "Assumed Leases), all as more particularly set forth on Schedule 2.4. To the extent that Seller has delivered to the respective lessors under any or all of the Assumed Leases, the security deposits and/or prepaid rent deposits set forth on Schedule 2.4 hereto (collectively the "Security Deposits"), and such Security Deposits continue to be held by the respective lessors as of the Closing, then Buyer shall reimburse Seller at the Closing for the full amount of said Security Deposits.

         2.6 Adjustment for Assumed Liabilities. Seller shall be responsible for all payments under the Assumed Liabilities through the day prior to the Closing Date, Buyer shall be responsible for all payments under the Assumed Liabilities commencing on the Closing Date and Seller shall make a cash adjustment for same accordingly at the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

                  3.1.1 General Representations.

                  (a) Corporate Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

                  (b) Authority Relative to Agreement. The execution, delivery and performance of this Agreement and all other agreements, certificates and instruments contemplated hereby (collectively, the "Ancillary Agreements") by Seller and consummation by Seller of the transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary action, and this Agreement constitutes, and each Ancillary Agreement when executed will constitute, a legal, valid and binding obligation of Seller enforceable against it in accordance with its respective terms.

                  3.1.2 Financial Statements. The balance sheet of Seller as at July 31, 2000 (the "Interim Balance Sheet") and the related statement of income for the seven month period then ended (including the notes thereto) (the


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"Interim Statements") and the audited balance sheet of Seller as of December 31,
1999 (the "Audited Balance Sheet") and the related statements of income for the calendar year then ended (the "Audited Statements") heretofore delivered by Seller to Buyer, are accurate and complete in all respects and present fairly the financial position of Seller as of such dates and the results of its operations and changes in its financial position for such periods, and have been prepared in conformity with generally accepted accounting principles. December 31, 1999 is sometimes hereinafter referred to as the "Audited Balance Sheet Date".

                  3.1.3 Absence of Changes. Since the Audited Balance Sheet Date, Seller has conducted the Business only in the ordinary course consistent with prior practice and has not, on behalf of, in connection with or relating to the Business or the Assets:

                  (a) to the best knowledge of Seller, suffered any event which has or may have a material adverse effect on the Business or the Assets (a "Material Adverse Affect");

                  (b) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which liabilities, in any case or in the aggregate, could have a Material Adverse Effect;

                  (c) discharged or satisfied any lien other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Audited Balance Sheet and current liabilities incurred since the Audited Balance Sheet Date in the ordinary course of business, consistent with prior practice;

                  (d) mortgaged, pledged or subjected to lien, any property, business or assets, tangible or intangible, held in connection with the Business;

                  (e) sold, transferred, leased to others or otherwise disposed of any of the Assets, except for inventory sold in the ordinary course of business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

                  (f) received any notice of termination of any contracts, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a Material Adverse Effect;

                  (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property, or modified any existing rights with respect thereto;


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                  (h) made any change in the rate of  compensation,  commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any shareholder, director, officer, employee, distributor or agent of Seller relating to the Business;

                  (i) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, customers or suppliers;

                  (j) failed to replenish inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry;

                  (k) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Business or the Assets other than in the ordinary course of business consistent with past practices but not in any case involving amounts in excess of $10,000;

                  (l) entered into any transaction, contract or commitment other than in the ordinary course of business.

                  3.1.4 Litigation. There is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or to the best knowledge of Seller threatened against or relating to Seller in connection with the Assets or the Business or against or relating to the transactions contemplated by this Agreement, and Seller does not know or have reason to be aware of any basis for the same. No fines or penalties have been asserted against Seller with respect to the Business under any environmental law or any foreign, federal, state or local law relating to occupational health or safety.

                  3.1.5 Operation of the Business. (a) Seller has conducted the Business only through Seller and not through any other divisions or any direct or indirect Affiliate of Seller and (b) no part of the Business is operated by Seller through any entity other than Seller. An "Affiliate" of an entity is any person or entity (a "Person") that controls, is under common control with, or is controlled by such entity.

                  3.1.6 Assets. Seller has good and marketable title to all of the Assets free and clear of any and all liens, except as set forth on Schedule
3.1.6 hereto. The Assets comprise all assets and services required for the continued procedural conduct of the Business by Buyer in materially the same manner as currently being conducted by Seller. The Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business during the past twelve months (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business, employees not hired by Buyer, and the Excluded Assets).

                  3.1.7 Inventories. To the best knowledge of Seller, (a) all items included in the Inventory are of good, usable and merchantable quality in all material respects and do not include obsolete or discontinued items and
(b)all such items of Inventory are of such quality as to meet the quality control standards of Buyer and any applicable governmental quality control standards. All items included in the Inventory that are finished goods are saleable as current inventories at the current prices thereof in the ordinary course of business. All items included in the Inventory are recorded on the books of the Business at the lower of cost or market value on a consistent basis.

                  3.1.8 Product Warranties. Except for warranties under applicable law,(a) there are no warranties express or implied, written or oral, with respect to the products of the Business and (b) there are no pending or, to the best knowledge of Seller, threatened claims with respect to any such warranty, and to the best knowledge of Seller, Seller has no liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

                  3.1.9 Intellectual Property.

                  (a) Title. To the best knowledge of Seller, none of the items of intellectual property comprising part of the Assets as listed in Schedule
3.1.9 hereto (collectively, the "Intellectual Property") are subject to any outstanding licenses, liens, encumbrances, claims or other restrictions or rights of others, and there are no pending or, to the best knowledge of Seller, threatened challenges to any of the Intellectual Property. To the best knowledge of Seller, the Business as heretofore conducted does not infringe or constitute, and has not infringed or constituted, an unlawful invasion of any rights of any Person and no notice of any such infringement or invasion has been received by Seller. Seller has the right to use, free and clear of the claims or rights of others, all Intellectual Property. To the best knowledge of Seller, the Intellectual Property constitutes all such property necessary to conduct the Business as heretofore conducted.

                  (b) Transfer. Immediately after the Closing, Buyer will own all of the Intellectual Property, free from any liens, claims and encumbrances and on the same terms and conditions as in effect prior to the Closing.

                  (c) No Infringement. To the best knowledge of Seller, The conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the best knowledge of Seller, None of the Intellectual Property is being infringed or otherwise used or available for use, by any other Person.

                  (d) No Intellectual Property Litigation. No claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of Seller after due inquiry, threatened, nor is there a reasonable basis therefor, which (i) challenges the rights of Seller in respect of any Intellectual Property, (ii) asserts that Seller is infringing or otherwise in conflict with, or is, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement related to any of the Intellectual Property. The Intellectual Property is not subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Seller.

                  3.1.10 Insurance. Seller has delivered to Buyer a complete and correct list and summary description of all insurance policies maintained by Seller for the benefit of or in connection with the Assets or the Business together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. Seller has complied in all material respects with the terms and provisions of such policies.

                  3.1.11      Leases.

                  (a) Seller has delivered to Buyer a correct and complete copy of the Lease Agreement concerning Seller's commercial bakery facility located at 1919 Friendship Drive, El Cajon, California, including without limitation, any amendments or addendum's thereto (the "Lease").

                  (b) The Lease is legal, valid, binding, enforceable, and in full force and effect. Neither Seller nor, to the best of Seller's knowledge, any other party is in default, violation or breach in any respect under the Lease, and, to the best of Seller's knowledge, no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under the Lease.

                  3.1.12 Employees, Labor Matters, Etc. Seller is not a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or, to the best of Seller's knowledge, attempting to represent any employees employed in the

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operation  of the  Business.  There has not occurred or, to the best of Seller's knowledge, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees employed in the operation of the Business. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the best knowledge of Seller, threatened with respect to any employee employed in the operation of the Business. Seller has complied with all provisions of applicable law pertaining to the employment of employees, including, without limitation, all such laws relating to labor relations, equal employment, fair employment practices, entitlements, prohibited discrimination or other similar employment practices or acts, except for any failure so to comply that, individually or together with all such other failures, has not and will not result in a material liability or obligation on the part of Buyer or the Business.

                  3.1.13 Employment by Buyer. Upon the Closing, Buyer may, but shall have no obligation to, offer employment to any employee of Seller.

                  3.1.14 Liability. Regardless of whether Buyer offers employment to any employee of Seller, Seller shall retain and pay all obligations and liabilities arising out of Seller's employment of its employees and the termination thereof, including, but not limited to obligations and liabilities for all claims with respect to wages, benefits, workers compensation, disability, unemployment insurance and related matters, regardless of when any such claims are made.

                  3.1.15      Employment of Seller's Employees.

                  (a) For a period of two (2) years from the Closing Date, Seller will not, and will not permit any of its Affiliates to, solicit, offer to employ or retain the services of or otherwise interfere with the relationship of Buyer with any Person employed by or otherwise engaged to perform services for Buyer in connection with the operation of the Business.

                  (b) Neither Buyer nor any of its Affiliates shall have any liability with respect to any employee of Seller or benefit plan of Seller or any of its Affiliates or any claim thereof or related thereto. From and after the Closing, Seller and its Affiliates shall, jointly and severally, remain solely responsible for any and all benefit liabilities in respect of such employees, and their beneficiaries and dependents, relating to or arising in connection with or as a result of: (i) the employment or the actual or constructive termination of employment of any such employee by Seller; (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any benefit plan or other employee or retiree benefit or compensation plan, program, practice, policy, agreement or arrangement of Seller or any of its Affiliates ; or (iii) accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payroll items (including, without limitation,

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deferred  compensation),  except,  in any  such  case,  to the  extent  any such liability is (x) specifically assumed by Buyer pursuant to this Agreement or (y) reflected on the Audited Balance Sheet or relates to services rendered and arose after the Audited Balance Sheet Date in the ordinary course of business, consistent with the prior practice of Seller and in accordance with this Agreement (applied as if the provisions of Section 4.1 had been in effect from the close of business on the Audited Balance Sheet Date through the Closing
Date).

                  3.1.16 Employee Benefit Plans and Related Matters.

                  (a) Employee Benefit Plans. Schedule 3.1.16 sets forth a true and complete list of each "employee benefit plan", as such term is defined in section 3(3) of the Employee Income Retirement Security Act ("ERISA"), whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or former employee employed or formerly employed in the operation of the Business or the beneficiaries or dependents of any such employee or former employee (such employees, former employees, beneficiaries and dependents collectively, the "Employees") or under which any of the Employees is or may become eligible to participate or derive a benefit and that is or has been maintained or established by Seller or any other trade or business, whether or not incorporated, which, together with Seller is or would have been at any date of determination occurring within the preceding six years treated as a single employer under section 414 of the Internal Revenue Code (the "Code") (such other trades and businesses collectively, the "Related Persons"), or to which Seller or any Related Person contributes or is or has been obligated or required to contribute or with respect to which Seller or the Business may have any liability or obligation (collectively, the "Plans"). With respect to each such Plan, Seller has provided Buyer complete and correct copies of: all written Plans; descriptions of all unwritten Plans; all trust agreements, insurance contracts or other funding arrangements; the two most recent actuarial and trust reports; the two most recent Forms 5500 and all schedules thereto; the most recent IRS determination letter; current summary plan descriptions; all material communications received from or sent to the Internal Revenue Service (the "IRS"), the Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any oral communication); an actuarial study of any post-employment life or medical benefits provided under any such Plan, if any; statements or other communications regarding withdrawal or other multi employer plan liabilities, if any; and all amendments and modifications to any such document Seller has not communicated to any Employee of any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation arrangement.

                  (b) Qualification. Each Plan (including all amendments thereto) intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status.

                  (c) Compliance; Liability.

                    (i)  No  Plan  is  subject  to  section  412 of the  Code or section 302 or Title IV of ERISA.

                    (ii) No liability  has been or is expected to be incurred by
                         Seller, any of its Affiliates or the Business (either directly or indirectly, including as a result of an indemnification obligation) under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans that could, following the Closing, become or remain a liability of the Business or become a liability of Buyer or of any employee benefit plan established or contributed to by Buyer and, to the best knowledge of Seller and its Affiliates after due inquiry, no event, transaction or condition has occurred or exists that could result in any such liability to the Business or, following the Closing, Buyer.

                    (iii)Each of the Plans has been  operated  and  administered in all respects in compliance with all applicable laws, except for any failure so to comply that, individually or together with all other such failures, has not and will not result in a material liability or obligation on the part of the Business, or, following the Closing, Buyer, and has not had or resulted in, and will not have or result in, a Material Adverse Effect. There are no material pending or, to the best knowledge of Seller after due inquiry, threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits).

                    (iv) No Plan is a "multiemployer plan" as defined in Section
                         414(f) of the Code or Sections  3(37) or  4001(a)(3) of

                         ERISA or is a "multiple employer plan" within the meaning of Section 413(c) of the Code or Sections 4063, 4064 or 4066 of ERISA.

                    (v) All contributions required to have been made by Seller and each Related Person to any Plan under the terms of any such Plan or pursuant to any applicable collective bargaining agreement or applicable law have been made within the earliest time prescribed by any such Plan, agreement or applicable law.

                    (vi) No   Employee   is   or   may   become    entitled   to
                         post-employment  benefits  of any  kind  by  reason  of
                         employment in the Business, including, without limitation, death or medical benefits (whether or not insured), other than (a) coverage provided pursuant to the terms of any Plan specifically identified as providing such coverage in Schedule 3.1.16 or mandated by section 4980B of the Code (b) retirement benefits payable under any Plan qualified under section 401(a) of the Code or (c) deferred compensation accrued as a liability on the Audited Balance Sheet or incurred after the Audited Balance Sheet Date in the ordinary course of business consistent with the prior practice of Seller, pursuant to the terms of a Plan. The consummation of the transactions contemplated by this Agreement, will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee.

                  3.1.17 Records. The minute books of Seller insofar as they relate to or affect the Business and the Assets are substantially complete and correct in all material respects. The books of account of Seller, insofar as they relate to or affect the Business and the Assets, are true, complete and correct in all material respects.

                  3.1.18 Disclosure. No representation or warranty by Seller contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Seller to Buyer or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                                    COVENANTS

         4.1      Covenants of Seller.

                  4.1.1 Conduct of Business. From the date hereof to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise consented to by Buyer in writing, Seller will:

                  (a) carry on the Business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and use all reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and significant employees, and preserve its relationship with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

                  (b) pay accounts payable and other obligations of the Business when they become due and payable in the ordinary course of business consistent with prior practice;

                  (c) perform in all material respects all of its obligations under all contracts and other agreements and instruments relating to or affecting the Business or the Assets, and comply in all material respects with all applicable laws applicable to it, the Assets or the Business;

                  (d) not enter into or assume any material agreement, contract or instrument relating to the Business, or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof;

                  (e) not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee employed in the operation of the Business or institute, adopt or amend (or commit to institute, adopt or amend) any compensation or benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any such employee; and

                  (f) not take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Section 3.1.3.

                  4.1.2 No Solicitation. During the term of this Agreement, Seller, any of its Affiliates or any Person acting on its behalf shall not (i) solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition of any properties and assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Business or (ii) furnish or cause to be furnished any non-public information concerning the Business to any Person (other than Buyer and its agents and representatives), other than in the ordinary course of business or pursuant to applicable law and after prior written notice to Buyer. Seller shall not sell, transfer or otherwise dispose of, grant any option or proxy to any Person with respect to, create any lien, claim or encumbrance upon, or transfer any interest in, any Asset, other than in the ordinary course of business and consistent with this Agreement.

                  4.1.3 Access and Information.

                  (a) So long as this Agreement remains in effect, Seller will (and will cause its Affiliates, respective accountants, counsel, consultants, employees and agents to) give Buyer, Buyer's prospective lenders and investors, and their respective accountants, counsel, consultants, employees and agents, full access during normal business hours to, and furnish them with all documents, records, work papers and information with respect to, all of such Person's properties, assets, books, contracts, commitments, reports and records relating to the Business, as Buyer shall from time to time reasonably request. In addition, Seller will permit Buyer, Buyer's prospective lenders and investors, and their respective accountants, counsel, consultants, employees and agents, reasonable access to such personnel of Seller during normal business hours as may be necessary or useful to Buyer in its review of the properties, assets and business affairs of the Business and the above-mentioned documents, records and information. Seller will keep Buyer generally informed as to the affairs of the Business.

                  (b) Seller will retain all books and records relating to the Business in accordance with Seller's record retention policies as presently in effect. During the four-year period beginning on the Closing Date, Seller shall not dispose of or permit the disposal of any such books and records not required to be retained under such policies without first giving sixty (60) days' prior written notice to Buyer offering to surrender the same to Buyer at Buyer's expense.

                  4.1.4 Public Announcements. Except for the filing of an accurate registration statement with the Securities and Exchange Commission (the "SEC") and as required by Applicable Law, Seller shall not, and it shall not permit any Affiliate to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

                  4.1.5 Further Actions.

                  (a) Seller agrees to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby.

                  (b) Seller will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by Seller pursuant to applicable law in connection with this Agreement.

                  (c) Seller, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all consents necessary for the parties to consummate the transactions contemplated by this Agreement. Buyer agrees to use reasonable commercial efforts to assist Seller in obtaining such consents.

                  (d) Seller will coordinate and cooperate with Buyer in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Buyer in connection with this Agreement.

                  4.1.6 Further Assurances. Following the Closing, Seller shall, and shall cause its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Buyer, to confirm and assure the rights and obligations provided for in this Agreement, and render effective the consummation of the transactions contemplated thereby.

                  4.1.7 Bulk Sales. In lieu of complying with the provisions of the California Commercial Code relating to Bulk Sales, Seller covenants and agrees to defend, hold harmless and indemnify Buyer from and against any and all loss, liability, damage or claim whatsoever arising out of the failure or alleged failure to comply with said provisions of the California Commercial Code (including, but without limitation, claims, actions or suits by Creditors of Seller) and all reasonable costs and expenses including, but without limitation, reasonable attorneys' fees incident thereto.

                  4.1.8 Setoff. Seller further agrees in the event that in addition to the remedies set forth in this Agreement, and without limiting any other remedy Buyer and/or RPC may have as a result of a breach by Seller of the foregoing covenants, Buyer and/or RPC may set off the costs, expenses, losses, liabilities and damages incurred by Buyer and/or RPC (but only to the extent such costs, expenses, losses, liabilities and damages represent actual out of pocket costs paid by Buyer and/or RPC to unaffiliated third parties) as a result of any breach or failure to pay by Seller relating to the payment of any amounts owing to Buyer and/or RPC, whether under this Agreement or otherwise.

         4.2 Covenants of Buyer.

                  4.2.1 Public Announcements. Prior to the Closing, except as required by Applicable Law, Buyer shall not, and shall not permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Seller, which consent shall not be unreasonably withheld.

                  4.2.2 Further Actions.

                  (a) Buyer agrees to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby.

                  (b) Buyer will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by Buyer pursuant to applicable law in connection with this Agreement.

                  (c) Buyer will coordinate and cooperate with Seller in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Seller in connection with this Agreement.

                  4.2.3 Further Assurances. Following the Closing, Buyer shall, and shall cause its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Seller, to confirm and assure the rights and obligations provided for in this Agreement, and render effective the consummation of the transactions contemplated thereby.

         4.3  Other Covenants and Conditions of Closing.

                  4.3.1  Subsequent  Monthly  Financial   Statements.   Seller's
monthly financial statements for each month after July 31, 2000 shall have been provided to Buyer and shall (a) contain no liabilities different in kind or in scope from the liabilities set forth in the Audited Balance Sheet, and (b) confirm and be consistent with the information concerning the Business (including the projected results of operations) previously provided to Buyer by Seller prior to the date hereof.

                  4.3.2 Corporate Proceedings. Buyer shall have received a certificate of the Secretary of Seller certifying that Seller has adopted necessary resolutions on a director and shareholder level authorizing the transaction contemplated herein.

                  4.3.3 Transfer Documents. Seller shall have delivered to Buyer at the Closing all documents, certificates and agreements necessary to transfer to Buyer good and marketable title to the Assets, free and clear of any and all liens, claims and encumbrances thereon, including without limitation:

                  (a) a bill of sale, assignment and general conveyance, in form and substance reasonably satisfactory to Buyer, dated the Closing Date, with respect to the Assets; and

                  (b) assignments of all assumed contracts that are a part of the Assumed Liabilities, including the Lease in the form attached as Exhibit 4.3.3(b), and assignments of the Intellectual Property and any other agreements and instruments constituting Assets, dated the Closing Date, assigning to Buyer all of Seller's right, title and interest therein and thereto, with any required consents included.

                  4.3.4 Consents and Estoppel. Buyer shall have received consents to the assignment of the Lease to Buyer from the lessor of the Lease. Buyer shall also have received estoppel certificates addressed to Buyer and from the lessor of the Lease, dated within 45 days of the Closing Date, identifying the Lease documents and any amendments thereto, stating that the Lease is in full force and effect and, to the best knowledge of the lessor, that Seller is not in default under the Lease and no event has occurred that, with notice or lapse of time or both, would constitute a default by Seller under the Lease and containing any other information reasonably requested by Buyer.

                  4.3.5 Corporate Proceedings. All corporate proceedings shall be reasonably satisfactory in substance and form to both parties, and their respective counsel, and each such party shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                  4.3.6 Consulting Agreements. Seller and Buyer shall have entered into the four (4) year consulting agreements in substantially the same form as the forms of Consulting Agreements attached as Exhibit 4.3.6.


                  4.3.7 License Agreement. Simultaneous with the execution of this Agreement, Seller and Buyer shall have entered into the License Agreement attached as Exhibit 4.3.7 hereto.

ARTICLE V

TERMINATION

         5.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by the written agreement of Buyer and Seller;

                  (b) by either Seller or Buyer by written notice to the other party if the transactions contemplated hereby shall not have been consummated pursuant hereto by December 31, 2000, unless (i) such date shall be extended by the mutual written consent of Seller and Buyer (ii) Seller shall, at such time, be actively engaged in soliciting the approval of the shareholder's of its parent company to the transaction contemplated by this Agreement in which event the Agreement may not be terminated unless the said shareholders refuse to grant said approval within a reasonable time after December 31, 2000;

                  (c) by Buyer by written notice to Seller if the representations and warranties of Seller shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made; or

                  (d) by Seller by written notice to Buyer if the representations and warranties of Buyer shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date when made.

         5.2 Effect of Termination. In the event of the termination of this Agreement, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except for any liability resulting from such party's breach of this Agreement.

ARTICLE VI

NON-COMPETITION AGREEMENT

         6.1 Non-competition and Non-disclosure. Following the Closing Date, Seller agrees not to:

                  a. engage or become interested, directly or indirectly, as owner, employee, partner, through stock ownership (except ownership of less than one percent (1%) of the number of shares outstanding of any securities which are listed for trading on any securities exchange), investment of capital, lending of money or property, rendering of services, or otherwise, whether alone or in association with others, in the operation of any business engaged in the manufacturing of bakery products materially the same as the bakery products that are a part of the Business as of the date of Closing anywhere in the United States of America (the "Territory");

                  b. solicit or accept orders for services competitive to those heretofore provided or sold by the Seller as a part of the Business anywhere in the Territory from any then or previous customer of the Seller or otherwise induce or attempt to induce any such customer to reduce such customer's patronage of the Business; or

                  c. divulge, communicate, or utilize for the benefit of anyone other than the Buyer, any confidential information of or pertaining to the Business or any of its customers.

         6.2 Equitable Remedies. Seller specifically acknowledges and agrees that the remedy at law for any breach of any provision of this Article VI will be inadequate and that Buyer, as applicable, in addition to any other relief available to it, shall be entitled to the issuance of a restraining order or any other similar equitable relief by any court of proper jurisdiction.

ARTICLE VII

MISCELLANEOUS

         7.1 Indemnification.

                  (a) By Seller. Seller covenants and agrees to defend, indemnify and hold harmless Buyer, its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Buyer Indemnities") from and against, and pay or reimburse Buyer Indemnities for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims) including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of, but not limited to:

                    (i) any inaccuracy of any representation or warranty made by Seller herein;

                    (ii) any  failure  of  Seller to  perform  any  covenant  or agreement hereunder or fulfill any other obligation in respect hereof;

                    (iii) any liabilities (other than the Assumed Liabilities);

                    (iv) any of the Excluded Assets;

                    (iv) any and all Taxes of Seller;

                    (vi) any  and  all   Benefit   Liabilities   in  respect  of
                         Employees;

                    (vii)all   liabilities   and  costs   arising   out  of  the
                         operations of the Business prior to the Closing Date or relating to the Excluded Assets; and

                    (viii) any product  liability claim with respect to products manufactured or sold or events occurring prior to the Closing.

                  (b) By Buyer. Buyer covenants and agrees to defend, indemnify and hold harmless Seller and its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Seller Indemnities") from and against any and all Losses resulting from or arising out of:

                    (i) any inaccuracy in any representation or warranty by Buyer made herein;

                    (ii) any  failure  of  Buyer  to  perform  any  covenant  or agreement hereunder or fulfill any other obligation in respect hereof;

                    (iii)the  operation  of the  Business  by Buyer  or  Buyer's ownership, operation or use of the Assets or performance under the Assumed Liabilities or employment of any Employees employed by Buyer or product liability claim with respect to products manufactured or sold by Buyer, provided such activities and or liabilities follow or arise out of Buyer's actions after the Closing Date, and except to the extent such Losses result from or arise out of any liabilities of Seller.

                  (c) Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party,
(ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement 'that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax liability or the ability of Buyer to conduct the Business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation and the records of each shall be available to the other with respect to such defense.

         7.2 Survival of Representations and Warranties, Etc. The representations and warranties contained in Article III of this Agreement shall survive the execution and delivery of this Agreement for a period of two (2) years after the Closing Date.

         7.3 Expenses. Seller, on the one hand, and Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys', auditors' and financial commitment fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith (the "Transaction Expenses"), whether or not the transactions contemplated hereby shall be consummated.

         7.4 Severability. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

         7.5 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram.


                         (i)     if to Buyer to,

                                 Rich Products Manufacturing Corporation
                                 1150 Niagara Street
                                 Buffalo, New York  14213
                                 Attn:   William E. Grieshober, Jr.

                         (ii)    if to Seller to,

                                 Starbake, Inc.
                                 c/o Paramark Enterprises, Inc.
                                 One Harmon Plaza
                                 Secaucus, New Jersey 07094
                                 Attention:   Alan S. Gottlich, President

                                 With a copy to:

                                 Saul Feiger, Esq.
                                 152-18 Union Turnpike
                                 Kew Garden Hills, New York  11367

or, in each case, at such other address as may be specified in writing to the other parties hereto. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w)if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

         7.7 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

         7.7 Entire Agreement. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         7.8   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         7.9 Governing Law, Etc. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the law of the State of California, without giving effect to the conflict of laws rules thereof.

         7.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         7.11 Assignment. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other party hereto, provided that Buyer may assign this Agreement effective on the Closing Date to any Affiliate of Buyer, provided, that no assignment shall in any way affect Buyer's obligations or liabilities under this Agreement.

         7.12 No Third Party Beneficiaries. Except as provided in Section 8.2 with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

         7.13 Amendment; Waivers, Etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of Seller shall not be affected or deemed waived by reason of any investigation made by or on behalf of Buyer (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that Buyer or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



RICH PRODUCTS MANUFACTURING CORP.              STARBAKE, INC.


By_______________________________              By___________________________

Title______________________________            Title__________________________


RICH PRODUCTS CORPORATION                      PARAMARK ENTERPRISES, INC.


By_______________________________              By___________________________

Title______________________________            Title__________________________

SCHEDULE 1.1
Specified Assets.

SCHEDULE 1.2
Inventory.

SCHEDULE 2.4
Assumed Liabilities.

SCHEDULE 3.1.6
Liens on Assets.

SCHEDULE 3.1.9
Intellectual Property

STARBAKE TM

SCHEDULE 3.1.16
Employee Benefit Plans

None.

EXHIBIT 4.3.3(b)
Assignment and Assumption Agreement

EXHIBIT 4.3.6
Consulting Agreements

See Attached.

EXHIBIT 4.3.7
License Agreement